Exhibit A

Amendment No. 2 to Business Services Agreement

This Amendment No. 2, dated as of July 9, 2018 ("***Amendment 2***"), to the Business Services Agreement, effective as of December 29, 2017 ("***Agreement***"), and the Amendment No. 1 to the Business Services Agreement, effective as at March 15, 2018 ("***Amendment 1***") is entered into between ICOx Innovations, Inc., formerly AppCoin Innovations Inc., a corporation having its office located at 4101 Redwood Avenue, Building F, Los Angeles, CA 90066 ("***ACI***"), and WENN Digital Inc., a corporation having its office located at 4155 Redwood Avenue, Building F, Los Angeles, CA 90066 (the "***Client***"). Terms not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

1. Section 4 of the Agreement and Section 3 of the Amendment 1, is restated in entirety as follows:

   Neither ACI nor the Client will be responsible for any out of pocket expenses incurred by the other party during the period of the Agreement and Amendment 1. Each party will be responsible for their respective expenses and agree now not to charge any out of pocket expenses to the other party unless expressly approved by the other party in advance in writing.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

ICOx Innovations, Inc.

By: /s/ Michael Blum

Name: Michael Blum

Title : Chief Financial Officer

WENN Digital Inc.

By: /s/ Jan Denecke
Jan Denecke, CEO